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                                                                     Exhibit 5.1

                [CLEARY, GOTTLIEB, STEEN & HAMILTON LETTERHEAD]


Writer's Direct Dial:  (212) 225-2370




                                        May 1, 2002


Synopsys, Inc.
700 East Middlefield Road
Mountain View, California  94043

                  Re:   Synopsys, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have acted as special counsel to Synopsys, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-4 (No. 333-75638), as amended (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of shares of the Company's Common Stock, par value $0.01 per share (the "Securities"), and related preferred stock purchase rights (the "Rights") to be issued pursuant to the Rights Agreement (the "Rights Agreement") dated as of November 24, 1999 between the Company and the Rights Agent named therein, that may be issued in connection with the merger of Avant! Corporation, a Delaware corporation ("Avant!"), with and into a wholly-owned subsidiary of the Company, as described in the Registration Statement.

                  We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
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Synopsys, Inc., p. 2


                  In arriving at the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

                  Based on the foregoing, it is our opinion that:

                  (1) the Securities have been duly authorized and, when the
                      Registration Statement has become effective under the Act and the Securities have been duly executed, countersigned and issued in exchange for shares of common stock of Avant! as contemplated in the Registration Statement, the securities will be validly issued, fully paid and non-assessable; and

                  (2) assuming that the Rights Agreement has been duly
                      authorized, executed and delivered by the Rights Agent, when the Registration Statement has become effective under the Act, the Securities have been duly executed, countersigned and issued in exchange for shares of common stock of Avant! as contemplated in the Registration Statement, and the Rights have been issued in conformity with the Rights Agreement, the Rights associated with the Securities will be validly issued.

                  The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting that Law).

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement and the related prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,

                                        CLEARY, GOTTLIEB, STEEN & HAMILTON


                                        By /s/ Victor I. Lewkow
                                          --------------------------------
                                               Victor I. Lewkow, a partner